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                BERKSHIRE HILLS BANCORP AND FACTORY POINT BANCORP
                           SHAREHOLDERS APPROVE MERGER

Pittsfield, Massachusetts and Manchester Center, Vermont, August 28, 2007 -Berkshire Hills Bancorp, Inc. (NASDAQ:BHLB) and Factory Point Bancorp, Inc. (OTCBB: FAPB) announced that the shareholders of Berkshire Hills and Factory Point approved the merger of Factory Point with and into Berkshire Hills at their respective meetings held earlier today. Pending the receipt of all required regulatory approvals, the companies anticipate closing the transaction by the end of the third quarter.


Michael P. Daly, President and Chief Executive Officer of Berkshire Hills stated, "We are pleased with the strong support that both institutions received from their shareholders in approving this strategic union. Our contiguous markets in Western Massachusetts, Northeastern New York, and soon Vermont, are growing and attractive places to live and do business. Our combined company will bring an engaging and exiting business style to our customers. As the only locally headquartered regional bank serving these markets, we are well positioned to supply the best combination of product variety - including traditional banking products, along with wealth management and insurance services - and local responsiveness. We will also continue to maintain our strong focus on asset quality, with no sub-prime lending programs, and sound balance sheet management as we build our regional organization."


Guy H. Boyer, President and Chief Executive Officer of Factory Point added, "We are very pleased that we have taken this significant step forward towards completing our merger with Berkshire Hills and Berkshire Bank. We are well along in our integration work, and we are looking forward to continuing to provide the service that our customers and communities have grown to expect, along with providing additional services as part of the Berkshire family."


Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank - America's Most Exciting BankSM. Established in 1846, Berkshire Bank is one of Massachusetts' oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Bank is transitioning into a regional bank, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. For more information on Berkshire Hills Bancorp, Inc. or Berkshire Bank, visit www.berkshirebank.com or call
                                       ---------------------
800-773-5601.


Factory Point Bancorp, Inc. is a publicly held, one-bank holding company whose wholly-owned subsidiary, The Factory Point National Bank of Manchester Center ("Factory Point National

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Bank"), maintains its corporate offices in Manchester Center, Vermont. Factory
Point National Bank, regulated by the Office of the Comptroller of the Currency, operates seven full-service community banking offices in Arlington, Dorset, Ludlow, Manchester, and Rutland Vermont. Factory Point's primary lines of business include residential real estate lending (for portfolio and sale on the secondary market), small business loan and deposit services, as well as a variety of consumer loan and deposit services. Factory Point National Bank is chartered with trust powers and offers trust and investment services in the markets it serves.


This news release contains certain forward-looking statements about the proposed merger of Berkshire Hills Bancorp and Factory Point. These statements include statements regarding the anticipated closing date of the transaction. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire Hills Bancorp and Factory Point, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire Hills Bancorp and Factory Point are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire Hills Bancorp files with the Securities and Exchange Commission.

                                      ###


Contacts:

Berkshire Hills Bancorp, Inc.
Michael P. Daly, 413-236-3194
President and Chief Executive Officer

Factory Point Bancorp, Inc.
Guy H. Boyer, 802-549-5282
President and Chief Executive Officer



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